**SUBCONTRACT TO AGREEMENT # GN-0017-07**
**BETWEEN PRWT SERVICES, INC. & THE DELAWARE RIVER PORT AUTHORITY**

This AGREEMENT made this first day of May, 2007 by and between PRWT SERVICES, INC (hereinafter referred to as "PRWT"), located at 1835 Market Street, 8th Floor, Philadelphia, PA 19103 and BROADVIEW STAFFING located at 100 South Broad Street, Suite 1600 (hereinafter referred to as "BROADVIEW"):

**WITNESSETH**

**WHEREAS,** PRWT has secured a contract for temporary employees with both DRPA and PATCO; and

**WHEREAS,** PRWT now wishes to retain the services of BROADVIEW to supply temporary staffing to DRPA and PATCO as a subcontractor to PRWT;

A. SCOPE OF SERVICES

1). BROADVIEW shall supply and furnish all professional, technical and other services as all labor, materials equipment and supplies necessary to accomplish, perform and carry to conclusion the provision of providing temporary employee services to DRPA and PATCO for the life of this contract. The temporary employees shall be for the positions delineated in the RFP and all its bulletins attached to the Contract by reference and as more specifically outlines in the Summary Statement and Resolution approved by CEO emergency powers pursuant to Article XII paragraph C.9 attached hereto as Exhibit "A", in PRWT's proposal dated September 14, 2006 attached hereto as Exhibit B.

2). Requests for action by BROADVIEW shall be made only by authorized representatives of PRWT. Such authorized representatives are Willie F. Johnson and William Turner or their designees.

3). BROADVIEW shall focus on delivering qualified personnel for the tasks listed in Exhibit B, fully qualified for the task to be performed. Employees qualified for something other than the job they have been sent to fill will be sent home at the DRPA's discretion. If BROADVIEW cannot fill the position with a person qualified for that position and able to perform the duties thereof, after the third attempt PRWT has the right to look for a solution elsewhere for that particular position/situation.

B. TIME OF PERFORMANCE

This Agreement shall be for a period of three (3) years from May 15, 2007 to May 14, 2010, unless sooner terminated by PRWT pursuant to Section F herein.

C. COMPENSATION

1). PRWT will pay BROADVIEW for services rendered by BROADVIEW for the following positions based on the hourly rates also described below:

| | Billed Rate | OT Rate |
|---|---|---|
| Customer Service Agent (CSA) | $13.39 | $19.15 |
| Custodian | $13.43 | $19.18 |
| Storekeeper | $15.43 | $22.38 |
| Assistant Storekeeper | $13.88 | $20.26 |
| Ticket Sorter | $13.29 | $19.05 |
| Executive Secretary | $23.53 | $33.75 |
| Administrative Secretary | $18.54 | $26.19 |
| Building Services Clerk/Data Entry | $12.44 | $17.78 |
| Administrative Clerk | $13.39 | $19.15 |

2). The foregoing compensation shall be full payment for all services performed by BROADVIEW under this Agreement, including all services, materials, supplies, equipment, overhead, profit, taxes and other incidental and operating expenses.

3). BROADVIEW shall submit invoices for services rendered hereunder on a weekly basis. Said invoices shall be supported by time sheets or other documents reasonable required by PRWT/DPRA. Within seven (7) days of receipt of said invoices by DRPA, the DRPA shall inform PRWT of any questionable items on the invoice or whether the invoice will not be approved for payment. PRWT will notify BROADVIEW of the same. If no questions are raised, payment shall be made within 30 days. Invoices shall be sent to:

Roberta Alford, Vice President
PRWT Services, Inc.
1835 Market Street – 8th Floor
Philadelphia, PA 19103

4). DRPA shall sign employee's time sheets, verifying that the total hours indicated are correct. Original time sheets shall be submitted by BROADVIEW's employees. In case of emergency, time sheets may be faxed. If time sheets are submitted by fax, PRWT agrees to be bound by the representations made thereon regarding hours worked for DRPA by BROADVIEW's employees.

D. SAVE AND HOLD HARMLESS

BROADVIEW shall defend, indemnify, protect and hold harmless the DRPA, PATCO, and PRWT, their officers, directors, commissioners, members, agents, servants and employees from and against any and all suits, claims, demands or damages or whatsoever kind or nature arising from, out of, or in connection with the performance of this Agreement, including, but not limited to, expenditures for and costs of investigations, hiring of expert witnesses, court costs, counsel fees, settlements, judgments or otherwise.

E. INSURANCE

BROADVIEW is required to provide insurance of the prescribed types and minimum amounts as set forth below:

All insurance policies required shall be maintained in full force until all services under this Contract are completed as evidenced by the formal acceptance thereof, in writing, by DRPA. Each policy shall contain the provision that there will be thirty (30) days prior written notice given to PRWT in the event of cancellation or material change in the policy.

BROADVIEW shall furnish to PRWT within ten (10) calendar days after the execution of the Agreement, insurance certificates, in triplicate, evidencing that it has provided the required coverages. BROADVIEW may be required at a later date and upon specific request by PRWT, to furnish certified copies of any or all insurance policies related to protection for the work under the Agreement. PRWT shall not be liable for the payment of any premiums under the foregoing.

The insurance companies indicated in the certificates shall be authorized to do business in the Commonwealth of Pennsylvania and State of New Jersey and shall be acceptable to PRWT.

Neither approval by PRWT nor failure to disapprove insurance certificates furnished by BROADVIEW, shall release BROADVIEW of full responsibility for all liability as set forth in the indemnification clause stated in Section D, entitled, "Save and Hold Harmless".

The minimum requirements of insurance to be carried by BROADVIEW shall be as follows:

(a) Workers' Compensation and Employer's Liability Insurance

Coverage A, Workers' Compensation – Statutory benefits as required by the Workers' Compensation Laws of the Commonwealth of Pennsylvania and the State of New Jersey, and reference to such compliance made on all certificates of insurance.

Coverage B, Employer's Liability – One Million Dollars ($1,000,000).

(b) Commercial General Liability Insurance

Commercial Liability Insurance in an amount not less that One Million Dollars ($1,000,000) combined single limit, or the equivalent, as respects Bodily and Personal Injury and Property Damage in any one occurrence; Two Million Dollars ($2,000,000) aggregate. Coverage shall include Contractual Liability for the Liabilities assumed by BROADVIEW under Section D of the Agreement entitles "Save and Hold Harmless".

(c) Professional Liability Insurance

Professional Liability Insurance in an amount not less than One Million Dollars ($1,000,000) per occurrence/aggregate for claims arising out of Professional Services provided by BROADVIEW under this contract. Coverage shall include contractual liability for the liabilities assumed by BROADVIEW under Section D of this Agreement entitled "Save and Hold Harmless".

(d) Crime Insurance

To provide, as a minimum, Employee Dishonesty (Commercial Blanket Bond) Coverage with a $100,000 limit to include, but not be limited to, Property of Third Parties (PRWT, the DRPA and PATCO).

F. TERMINATION

It is understood and agreed that PRWT hereby reserves unto itself the right to terminate or modify this Agreement at any time, for any reason whatsoever, upon giving not less than thirty days (30) prior written notice to BROADVIEW. In the event of PRWT's exercising such right of termination, PRWT shall be without further liability whatsoever to BROADVIEW under this Agreement, except that PRWT will reimburse BROADVIEW for services rendered and costs expended, and pay to BROADVIEW the amount of fee earned by BROADVIEW to the date of said termination. In the event that PRWT exercises its right to modify this Agreement, BROADVIEW shall have only such rights as may be stated in the Modified Agreement and shall retain no other rights. BROADVIEW agrees that it shall be entitled to any damages of any nature whatsoever in the event of such termination or modification other than the aforesaid referenced payments.

G. POLITICAL PAYMENTS AND/OR CONTRIBUTIONS

BROADVIEW warrants to PRWT that neither BROADVIEW nor anyone authorized to act on BROADVIEW's behalf has made any payment or contribution to any political candidate, political committee, public official or any other person or entity, for the purpose of influencing the award of this Agreement. BROADVIEW agrees that if PRWT is notifies that the Executive Committee of the DRPA decides, after hearing as it deems necessary, that this warranty has been breached, BROADVIEW shall, within thirty (30) day of this decision, pay to PRWT liquidated damages equal to the amount assessed to PRWT by the DRPA (25% of the face amount of this Agreement). The Executive Committee's decision shall be final, unless BROADVIEW requests PRWT to seek a review thereof in a commercial arbitration proceeding conducted by the American Arbitration Association, instituted by BROADVIEW within fifteen (15) days of receipt of the Executive Committee's decision. BROADVIEW further agrees that it shall be ineligible to receive any award of any contract or purchase order from DRPA for a period of one (1) year from the date of any final decision unfavorable to it.

H. AUDIT AND INSPECTION OF RECORDS

BROADVIEW shall permit the authorized representative of PRWT and/or the DRPA to inspect and audit all data and records of BROADVIEW relating to its performance under this Agreement.

I. BROADVIEW – INDEPENDENT CONTRACTOR

BROADVIEW is an independent contractor, and under no circumstances shall it, its servants, agents or employees be or become employees of either PRWT or the DRPA in conduct of the work under this Agreement.

J. NOTICES

Notices to each party shall be sent to the following:

For PRWT to:
Mr. William Turner, CFO
PRWT Services, Inc.
1835 Market Street – 8th Floor
Philadelphia, PA 19103

With a copy to:
Mr. Fletcher Wiley, Esq.
PRWT Services, Inc.
260 Franklin Street – Suite 500
Boston, MA 02110

For BROADVIEW to:
Gwen Jenkins, CMO/COO
Broadview Staffing Services
100 South Broad Street, Suite 1600
Philadelphia, PA 19110

With a copy to:
Jerry Sanders, President/CEO
Broadview Staffing Services
100 South Broad Street, Suite 1600
Philadelphia, PA 19110

K. MISCELLANEOUS

1. This Agreement may not be amended except upon written consent of both parties hereto.

2. This Agreement shall be interpreted under the laws of the State of New Jersey.

3. Except upon prior written approval of PRWT, BROADVIEW shall not furnish or disclose to any person or organization (a) any report, studies, data or other information provided by, or obtained from, PRWT or the DRPA in connection with the services performed under the Agreement; (b) any report, studies, recommendations, data or information relating to, or made or developed in the course of the performance of this Agreement; or (c) the result of the performance of the Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed the day and year first above written.

| BROADVIEW STAFFING | PRWT SERVICES, INC. |
|---|---|
| [signature] | [signature] |
| Gwen Jenkins | William Turner |
| CMO/COO | CFO |
| Date: 6/22/07 | Date: 6/25/07 |

STATE WORKERS' INSURANCE FUND
100 LACKAWANNA AVENUE, P.O. BOX 5100
SCRANTON, PA 18505-5100

LABOR & INDUSTRY
DEPARTMENT OF
COMMONWEALTH OF PENNSYLVANIA

SWIF

570-963-4635 www.dli.state.pa.us/swif

# CERTIFICATE OF INSURANCE

**Certificate Issued to:**
PRWT SERVICES INC
1835 MARKET STREET
8TH FLOOR
PHILADELPHIA, PA 19103

This is to certify that Policy Number **04625991** issued in the name of:

BROADVIEW STAFFING SERVICES
100 SOUTH BROAD ST STE 1600
PHILADELPHIA, PA 19110

Is in force on the date hereof, as follows:

**Kind of Insurance:** Workers' Compensation and Employers Liability
**Policy Period:** **Effective: 01/01/2007 at 12:01 AM**
**Expiration: 01/01/2008 at 12:01 AM**

**Limits of Liability:** Workers' Compensation Insurance fully complies with the provisions of the Pennsylvania Workers' Compensation Act and the Pennsylvania Occupational Disease Act as re-enacted.

**Employers Liability Insurance:**

| | | |
|---|---|---|
| Bodily Injury by Accident | $100,000 | Each Accident |
| Bodily Injury by Disease | $100,000 | Each Employee |
| Bodily Injury by Disease | $500,000 | Policy Limit |

**Job/Site Memo**:

**Description of Work Covered:**

0889 TEMPORARY CLERICAL STAFF 0982 WORKFARE PROGRAM EMPLOYEES

Coverage includes all operations incidental to the business of the insured for Pennsylvania employees only and includes Pennsylvania employees whose duties require them to go beyond the territorial limits of the Commonwealth as provided by Section 305.2 of Pennsylvania Workers' Compensation Act as amended.

DEPARTMENT OF LABOR & INDUSTRY
COMMONWEALTH OF PENNSYLVANIA

STATE WORKERS' INSURANCE FUND
100 LACKAWANNA AVENUE, P.O. BOX 5100
SCRANTON, PA 18505-5100

SWIF

570-963-4635
www.dli.state.pa.us/swif

## CERTIFICATE OF INSURANCE
(Continued)

**04625991** **BROADVIEW STAFFING SERVICES**

**30-Day Cancellation Clause:** In accordance with the procedures for cancellation, the State Workers' Insurance Fund will endeavor to give 30 days notice before the cancellation becomes effective. However, the policyholder may cancel forthwith without prior notice to SWIF.

Issued: 06/15/2007

Underwriting Division
State Workers' Insurance Fund

cc: West Insurance Agency Inc.
BROADVIEW STAFFING SERVICES